Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Check-Cap Ltd. dated July 3, 2014, (except for Note 1D as to which the date is February 18, 2015), appearing in the Company’s prospectus dated February 18, 2015 filed with the Commission on February 20, 2015 pursuant to Rule 424(b)(4) under the Securities Act (Securities Act File No. 333-201250).

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
April 13, 2015